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                                                                      EXHIBIT 21

The active subsidiaries of Day International Group, Inc. are listed below, do business under the name under which they are organized, and are included in the consolidated financial statements of the Company. The names, jurisdiction of incorporation of such subsidiaries, and percentage of voting securities owned by the Company are set forth below.

                                                                             JURISDICTION IN         PERCENTAGE OF
                                                                                  WHICH                  VOTING
NAME OF SUBSIDIARY                                                            INCORPORATED          SECURITIES OWNED
Day International, Inc.                                                      Delaware                    100%
   Varn International, Inc.                                                  Delaware                    100% (1)
   Day International Finance, Inc.                                           Delaware                    100% (1)
   Network Distribution International                                        Massachusetts               100% (1)
       Network Distribution International, Inc.                              Massachusetts               100% (2)
          Rockmont Graphics, LLC                                             Colorado                    45% (3)
       Bellwether Distributions, LLC                                         Delaware                    100% (4)
   Day International (U.K.) Holdings Limited                                 United Kingdom              100% (1)
       Day International (U.K.), Ltd.                                        United Kingdom              100% (5)
       Varn Products Co., Ltd.                                               United Kingdom              100% (5)
   Day International France S.A.R.L                                          France                      100% (1)
   Day International de Mexico S.A. de C.V.                                  Mexico                      100% (1)
   Varn Products Company Pty., Ltd.                                          Australia                   100% (1)
   Varn Pressroom Products Sdn. Bhd.                                         Malaysia                    100% (1)
   Varn International (Canada) Limited                                       Canada                      100% (1)
   Varn Asiatic Pressroom Products (HK) Ltd.                                 Hong Kong                   50% (1)
   R T C do Brasil Ltda.                                                     Brazil                      55% (1)
   Day Germany Holdings GmbH                                                 Germany                     100% (1)
       Day International Group GmbH                                          Germany                     100% (6)
          Rotec Verwaltungs GmbH                                             Germany                     100% (7)
             Rotec Hulsensysteme GmbH & Co. KG                               Germany                     100% (8)
               Rotec Czech s.r.o.                                            Czech Republic              55% (9)
       ATPG GmbH                                                             Germany                     100% (6)
       Day International (BRD) GmbH                                          Germany                     100% (6)
          ZAO Day International                                              Russia                      75% (10)

(1)      Subsidiary of Day International, Inc.

(2)      Subsidiary of Network Distribution International

(3)      Subsidiary of Network Distribution International, Inc.

(4)      Subsidiary of Day International, Inc. and Network Distribution
         International

(5)      Subsidiary of Day International (U.K.) Holdings Limited

(6)      Subsidiary of Day Germany Holdings GmbH

(7)      Subsidiary of Day International Group GmbH

(8)      Subsidiary of Rotec Verwaltungs GmbH

(9)      Subsidiary of Rotec GmbH Co. & KG

(10)     Subsidiary of Day International (BRD) GmbH

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